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                                                                    Exhibit 23.3

                                       February 12, 1997



Board of Directors
Flagstar Bancorp, Inc.
2600 Telegraph Road
Bloomfield Hills, Michigan  48302-0968

Ladies and Gentlemen:

          I hereby consent to the reference to the undersigned in the Prospectus, which is a part of the Registration Statement on Form S-1, under the heading "Legal Matters."

                              Very truly yours,


                              /s/ Albert J. Gladner
                              ---------------------------
                              Albert J. Gladner